Exhibit 99.1

NEWS RELEASE

   Biophan Acquires Equity Stake in MYOTECH to Accelerate Commercialization of
                 Breakthrough Cardiac Assist Device Technology

  Purchase Agreement Provides Biophan Opportunity to Participate in Additional
                              High Growth Markets

ROCHESTER, NY--December 2, 2005--Biophan Technologies, Inc. (OTCBB: BIPH; FWB:
BTN), a developer of next-generation biomedical technology, announced today it has entered into a purchase agreement to acquire a substantial minority interest in MYOTECH, LLC, the developer of the breakthrough, MYO-VAD(TM) cardiac assist device. Biophan has the option to acquire additional equity in MYOTECH, up to a majority ownership position. The transaction will strengthen Biophan's position in the fast growing multi-billion worldwide market opportunity for cardiac assist devices.

The MYO-VAD is designed to be implanted in a matter of minutes in patients experiencing many types of heart failure. It is the first heart assist device designed to restore full cardiac output to an arrested heart without coming into contact with circulating blood, thereby providing the potential to significantly reduce serious and often fatal complications such as bleeding, clotting and stroke, and infection--problems that plague current heart assist devices. The MYO-VAD provides an option for quickly restoring cardiac output in patients who do not respond to standard resuscitation measures such as CPR and defibrillation. This capability provides the potential to minimize serious damage to the brain and other organs and thereby the potential to improve the outcomes of people who experience sudden heart failure.

Michael Weiner, CEO of Biophan, said, "We are most pleased to be making this strategic investment in MYOTECH. This agreement will enable us to accelerate the development and commercialization of the MYO-VAD cardiac assist device, a significant technology that has the potential to vastly improve the treatment of heart failure with far higher levels of safety and effectiveness than are currently possible. As we have previously indicated, we believe that this device has the potential to generate $100 million in annual revenue for Biophan in approximately five years, prior to which time Biophan expects to hold a majority position in MYOTECH."

Under the terms of the purchase agreement, Biophan's minority interest of approximately 40 percent will be acquired in exchange for approximately 4.9 million shares of Biophan stock and a cash payment of $2.225 million over a six month period. Biophan has the option to acquire up to 54 percent interest in MYOTECH for cash over the next two years.

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MYOTECH expects the product to enter human clinical trials within approximately twenty-four months and will seek a distribution relationship with a major device company within twelve to twenty-four months. Biophan's business development experience and contacts in the medical device industry are expected to accelerate commercialization of the MYO-VAD device.

The MYO-VAD is also the only complete heart assist device that is designed to be MRI-safe and image compatible, an important feature and part of Biophan's MRI-safe product strategy. Biophan is a worldwide technology leader in the global marketplace for solutions to make medical devices and surgical tools safe and/or image compatible with MRI environments.

"We believe that MYOTECH's MYO-VAD represents a major breakthrough in cardiac support capability and that it will help to transform the market for next-generation cardiac care devices," Mr. Weiner said. "The situations in which this device could have critical therapeutic impact are wide-ranging. Once the initial product is established in the acute heart failure markets, a follow-on version of the MYO-VAD will be introduced to provide long term support capability to provide novel ways to treat patients suffering from many forms of chronic heart failure such as congestive heart failure. MYOTECH also plans to introduce a minimally invasive deliverable version of the MYO-VAD. Our relationship with MYOTECH, combined with Biophan's existing technologies for MRI safety and/or image compatibility of devices such as stents and pacemaker leads, greatly expands the markets in which Biophan can participate."

MYOTECH is a privately held company based in Rochester, NY. It was founded by a team of physicians and engineers to bring the MYO-VAD to market following years of research to develop and evaluate the technology. For more information on MYOTECH, please visit http://www.biophan.com/myo-vad/.

About Biophan Technologies

Biophan develops and markets cutting-edge technologies designed to make biomedical devices safe and image compatible with the magnetic resonance imaging
(MRI) environment. The Company develops technologies that enable medical systems such as pacemakers, interventional surgical devices such as catheters and guidewires, and implants such as stents to be safely and/or effectively imaged under MRI. Biophan is developing these same technologies to provide new MRI contrast agents. Other applications include drug delivery and power systems which derive energy from body heat. Biophan also has an equity position in MYOTECH, LLC to assist in development and commercialization of a novel, MRI compatible cardiac assist device - the MYO-VAD(TM). Four Biophan technologies include advances in nanotechnology and thin film coatings. Committed to growth through innovation and developmental leadership, Biophan and its licensors now hold a total of 156 U.S. patents, licenses, or applications, plus international applications. This total includes 45 issued U.S. patents, 7 recently-allowed applications that will issue as patents in the near future, and 104 pending applications at various stages of examination at the U.S. Patent and Trademark Office. The patents cover areas including nanotechnology (nanomagnetic particle coatings), medical device designs, radio frequency filters, polymer composites, thermoelectric materials which generate electricity from body heat, and photonics. Biophan has joint development and licensing agreements with Boston Scientific and NASA's Ames Center for Nanotechnology. Biophan's goal is to make all biomedical devices capable of safely and successfully working with MRI, and delivering other technologies which will improve quality of life. Biophan is also listed on the Frankfurt Stock Exchange under the ticker symbol BTN. For more information, please visit www.biophan.com.

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Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expect, or believe May happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology, the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


Contact:
     Biophan Technologies, Inc.
     Carolyn Hotchkiss, 585-214-2407
     Or
     Press Interviews:
     Jennifer Gould, 212-843-8037